UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2013 (January 7, 2013)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

(a)	Acquisition of Open-Air Center

On January 7, 2013, Glimcher Realty Trust (the “Registrant”) announced the completion of its acquisition of University Park Village, a premier open-air center located in Fort Worth, Texas (the “Property”). An affiliate of the Registrant (the “Company”) acquired the Property from an unaffiliated third party (the “Seller”) pursuant to the terms of an Agreement of Purchase and Sale (the “Agreement”). The material terms of the Agreement are described below.

Under the Agreement, the total purchase price for the Property is approximately One Hundred and Five Million Dollars ($105,000,000). The Company funded Sixty Million Dollars ($60,000,000) of the purchase price through a term loan described in greater detail below in Section (b) with the remaining funds obtained from the Registrant’s corporate credit facility. Other than the Agreement discussed herein and the transaction described above, there is no other material relationship between the Registrant and its affiliates, on the one hand, and Seller or any of its respective affiliates, on the other hand.

(b)	Execution of Loan Agreement and Guaranty

On January 7, 2013 and in connection with completing the acquisition of the Property, two affiliates of the Registrant, including the Company (each, collectively, the “Borrower”) executed a promissory note (the “Note”) and term loan agreement under which the Borrower received a loan for Sixty Million Dollars ($60,000,000) (the “Loan”) from KeyBank National Association (the “Lender”).  The Loan is represented by the aforementioned Note and secured by a collateral assignment of 100% of the ownership interest in the Property.

Under the Note, the Loan has a variable interest rate of LIBOR plus 3% per annum and a maturity date of April 8, 2013.  Under the loan agreement, the Borrower is obligated to make monthly interest only payments. The loan agreement permits the Borrower to make prepayments, without penalty, on the Loan’s outstanding amount subject to the Borrower satisfying certain conditions and requirements. All outstanding principal and accrued interest shall be due and payable at the stated maturity date. Lender may accelerate repayment of all outstanding amounts owed by the Borrower under the Loan if certain defaults described in the loan agreement remain uncured. The loan agreement also contains cross-default provisions which make a payment default under the Registrant’s corporate credit facility a default under the loan agreement. The loan agreement contains such other terms, conditions, representations, and warranties that are customary and typical for bridge financing of this nature.  The Registrant expects to place long-term mortgage financing on the Property prior to the Loan’s maturity date, provided market conditions are favorable.  As part of the Loan transaction, the Registrant executed a Parent Guaranty (the “Guaranty”) to provide a guaranty to Lender for: (i) the Borrower’s payment obligations under the loan agreement, (ii) Lender’s costs incurred enforcing or collecting under the Guaranty, loan agreement, Note, or any other ancillary documents evidencing the Loan (collectively, the “Loan Documents”), and (iii) the performance and satisfaction of the Borrower’s obligations under the Loan Documents.

Lender has provided other mortgage loans and credit facilities with respect to certain properties owned by affiliates of the Borrower and the Registrant. Affiliates of Lender have, from time to time, performed various financial advisory, investment banking, and underwriting services for the Registrant for which they received customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01(b) above.

Item 7.01 Regulation FD Disclosure.

Assuming current market terms are secured for the long-term mortgage financing anticipated for the Property, the Registrant expects that the net impact of the acquisition of the Property will be accretive to the Registrant’s diluted Funds From Operations (“FFO”) per common share by less than $0.01 on an annualized basis.  Notwithstanding the expected accretive effect on the Registrant’s diluted FFO per share, the transactions described herein are expected to reduce the Registrant’s diluted earnings per common share by approximately $0.02 on an annualized basis, due primarily to depreciation expense. The FFO and diluted earnings per share amounts are estimated for the twelve month period following the close of the transactions described herein, and assumes 144,000,000 common shares outstanding based on the Registrant’s common shares outstanding as of September 30, 2012.  A copy of the press release announcing the acquisition is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The Registrant believes that the presentation of the non-Generally Accepted Accounting Principles (“GAAP”) financial measures in this Item 7.01 of Form 8-K provides useful information to investors regarding the Registrant’s results of operations.  Specifically, the Registrant believes that FFO is a supplemental measure of the Registrant’s operating performance as it is a recognized metric used extensively by the real estate industry, in particular, real estate investment trusts.  The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP, excluding gains, losses and impairments of depreciable property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures).    The Registrant’s FFO may not be directly comparable to similarly titled measures reported by other real estate investment trusts.  FFO does not represent cash flow from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Registrant’s financial performance or to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Registrant’s liquidity, nor is it indicative of funds available to fund the Registrant’s cash needs, including its ability to make cash distributions.

Forward Looking Statements

This Form 8-K and attached press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, failure of the Registrant to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure to achieve earnings/FFO targets, the failure to sell additional community centers, failure of the Registrant to qualify as a real estate investment trust, termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, the failure to achieve estimated sales prices and proceeds from the sale of properties, impairment charges, increases in recorded impairment charges, failure to refinance debt at favorable terms and conditions, significant costs related to environmental issues as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Registrant, dated January 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: January 7, 2013	/s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel & Secretary